Exhibit 32.2

     Certification by the Chief Financial Officer Pursuant to 18USC 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned hereby certifies that, to his knowledge, (i) the Form 10KSB as filed by Clixtix, Inc. (the "Company")for the year ended December 31, 2003,fully complies with the requirements of Section 13(a) or 15(d)of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Company on the dates and for the periods presented therein.

Date: February 19, 2004                 Clixtix, Inc.


                                        By: /s/ "Richard Kelley"
                                        Richard Kelley, Vice President
                                        (principal financial officer,
                                        principal accounting officer)


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